UNITED STATES SECURITIES AND EXCHANGE COMMISSION
                              WASHINGTON, D.C.  20549
                                      FORM 8-K



                                   CURRENT REPORT
   Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934


                         Date of Report:  February 12, 1999




                         ELECTRONIC SYSTEMS TECHNOLOGY INC.
                             (A Washington Corporation)

                            Commission File no. 2-92949-S
                    IRS Employer Identification no. 91-1238077

                                  415 N. Quay St. #4
                                 Kennewick  WA  99336
                     (Address of principal executive offices)


    Registrant's telephone number, including area code:(509) 735-9092
































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ITEM 5.  OTHER EVENTS

A: During the Company's scheduled Board of Directors Meeting on February 12, 1999, the Board of Directors awarded Stock Options for Employees and Directors, as was recommended by the Board's Employee/Director Stock Option Committee, subject to the conditions delineated in the Committee's recommendations and in accordance with the Electronic Systems Technology, Inc. Stock Option Plan for Directors, Officers, and Employees, as approved by Shareholder vote on June 7, 1996. Employees and Directors, who were recipients of the stock options and conditions relating to the stock options approved by the Board of Directors, are delineated on attached Exhibit 20.1.

B: During the Board of Directors Meeting on February 12, 1999, following evaluation and due diligence, the Board rejected an unsolicited offer from Wincroft Inc. to acquire all of the outstanding shares of the Company upon such terms and consideration as set forth in such offer. See attached exhibit 99.1

ITEM 7. FINANCIAL STATEMENTS, PRO FORMA FINANCIAL STATEMENTS,
AND EXHIBITS.

Exhibit 20.1 - Summary of Employee/Director Stock Option Committee recommendations regarding Employee and Director Stock Options, as approved by the Company's Board of Directors, February 12, 1999.

Exhibit 99.1 - Offer received from Wincroft Inc. for proposed acquisition of outstanding shares of Electronic Systems Technology, Inc.



























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                               SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ELECTRONIC SYSTEMS TECHNOLOGY, INC.

/s/ T. L. KIRCHNER

By: T.L. Kirchner
President
Date: March 1, 1999